                                  EXHIBIT 12(A)

                         THE CHASE MANHATTAN CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                               Nine Months Ended
                                                                              September 30, 1998
                                                                                  ----------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                                        $    4,154
                                                                                  ----------

Fixed charges:
      Interest expense                                                                 5,319
      One third of rents, net of income from subleases (a)                                84
                                                                                  ----------
Total fixed charges                                                                    5,403
                                                                                  ----------
Less:  Equity in undistributed income of affiliates                                      (13)
                                                                                  ----------

Earnings before taxes and fixed charges, excluding capitalized interest           $    9,544
                                                                                  ==========

Fixed charges, as above                                                           $    5,403
                                                                                  ==========

Ratio of earnings to fixed charges                                                      1.77
                                                                                  ==========

INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                                           $    5,403

Add:  Interest on deposits                                                             5,123
                                                                                  ----------
Total fixed charges and interest on deposits                                      $   10,526
                                                                                  ==========

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                       $    9,544

Add:  Interest on deposits                                                             5,123
                                                                                  ----------
Total earnings before taxes, fixed charges, and interest on deposits              $   14,667
                                                                                  ==========


Ratio of earnings to fixed charges                                                      1.39
                                                                                  ==========

(a)   The proportion deemed representative of the interest factor.


                                      -46-